Exhibit 4.2

COMMON STOCK PURCHASE WARRANT

CUSIP 867328 130

SUNESIS PHARMACEUTICALS, INC.

Warrant Shares: [*]	Issue Date: October 27, 2017

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth herein, at any time on or after the date hereof and until 5:00 p.m., New York time, on October 27, 2018 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to 5,000,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Warrant Agency Agreement between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), dated as of October 27, 2017 (the “Warrant Agency Agreement”). The following additional terms shall have the following meanings:

a) “Trading Day” shall mean any day on which the Common Stock is traded on the Trading Market.

b) “Trading Market” shall mean the principal securities exchange or securities market, including an over-the-counter market, on which the Common Stock is then traded in the United States.

Section 2. Exercise. Provided that a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available at the time of exercise, then this Warrant may only be exercised on a cash basis. If not such registration statement is effective and available at the time of exercise, then this Warrant may only be exercised on a “cashless” basis, as set forth below.

a) Exercise of Warrant. Subject to the foregoing limitation on exercise, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time or times on or after the date hereof and on or before the Expiration Date by delivery (whether via facsimile, email or otherwise) to the Company (or the Warrant Agent or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company or the Warrant Agent) of a duly executed copy of the Notice of Exercise form annexed hereto and by payment to the Warrant Agent of an amount equal to the aggregate Exercise Price (if applicable) of the Warrant Shares thereby purchased by wire transfer. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to physically surrender this Warrant to the Company or the Warrant Agent until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company or the Warrant Agent for cancellation within two (2) Trading Days after the date the final Notice of Exercise is delivered to the Company or the Warrant Agent (but only in circumstances where this Warrant is issued in certificated form and not book entry). Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company or the Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price; Cashless Exercise Mechanics. The exercise price per share of Common Stock under this Warrant shall be $3.00, subject to adjustment as provided herein (the “Exercise Price”). The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

X = Y [(A-B)/A]

where:

X = the Net Number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Closing Sale Price of the Common Stock on the Trading Market on the Trading Day prior to (but not including) the Exercise Date.

B = the Exercise Price.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the closing bid and closing ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

c) Mechanics of Exercise.

i. Delivery of Shares Upon Cash Exercise. Warrant Shares purchased hereunder on an exercise for cash shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is then a participant in such system and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the receipt by the Warrant Agent of the Notice of Exercise (provided that payment of the Exercise Price has then been received by the Warrant Agent) (such date, the “Cash Exercise Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised upon proper delivery of the Notice of Exercise and payment of the Exercise Price. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised.

ii. Delivery of Shares Upon Cashless Exercise. Warrant Shares purchased hereunder on a Cashless Exercise shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s prime broker with DTC through its DWAC system if the Company is then a participant in such system and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the receipt by the Warrant Agent of the Notice of Exercise (provided that the Company has reviewed and not objected to the calculation of the Net Number of Warrant Shares issuable upon such exercise and has instructed the Warrant Agent to issue such Net Number of Warrant Shares) (such date, the “Cashless Warrant Share Delivery Date” and, together with the Cash Exercise Warrant Share Delivery Date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised upon proper delivery of the Notice of Exercise by the Company to the Warrant Agent; provided the Company shall confirm or object to the Holder’s calculation of the Net Number within one Trading Day from delivery of the Notice of Exercise. If the Company does not notify the Holder and the Warrant Agent in writing of its objection to such calculations within one Trading Day from receipt of the Notice of Exercise from the holder, then Warrant Agent shall be permitted to rely on the calculations set forth in such Notice of Exercise. If the Company does object to such calculations in good faith, then the Company shall (at the Holder’s request) permit the issuance of the portion of the Warrant for which there is not a disagreement and the parties shall resolve such dispute as promptly as practicable. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised.

iii. Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall (or shall direct the Warrant Agent to), at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to cause the Warrant Agent to deliver the Warrant Shares due on exercise or (if applicable) transmit to the Holder a certificate or the certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder shall have the right to rescind its exercise at any time until the date when such Warrant Shares are delivered. The election to rescind an exercise shall not affect any other rights that the Holder may have hereunder, including rights to assert any damages for the Company’s failure to timely deliver the Warrant Shares.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall (or shall direct the Warrant Agent to), at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round (up or down) to the nearest whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company or the Warrant Agent may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

d) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained in this Warrant but subject to the terms of this Section 2(d), this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its Affiliates would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant (the “Maximum Percentage”). The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Maximum Percentage provisions of this Section 2(d), provided that the Maximum Percentage in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. For purposes of this Section 2(d), the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of Warrant Shares which are subject to the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised portion of this Warrant and beneficially owned by the Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained herein. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined by the Holder, and the Company shall have no responsibility for determining the accuracy of the Holder’s determination. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its outstanding Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant. Notwithstanding the foregoing, the exercise limitations set forth in this Section 2(d) shall automatically terminate ten Trading Days prior to the consummation of a Fundamental Transaction not being undertaken by the Holder or its Affiliates.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (collectively with the actions described in (i), (ii), (iii) and (iv), a “Share Reorganization”), then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification, but if the Company shall legally abandon any such dividend, distribution, subdivision, combination or reclassification prior to effecting such action, no adjustment shall be made pursuant to this Section 3(a) in respect of such action.

b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than a Share Reorganization, then, in each such case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP (as defined below) determined as of the record date, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided that in no event shall the Exercise Price be increased as a result of the application of this Section 3(b). Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3(b), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustments shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above, but if the Company shall legally abandon any such distribution prior to effecting such distribution, no adjustments shall be made pursuant to this Section 3(b) in respect of such action.

For purposes of this Section 3(b), “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(d) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (together, the “Alternate Consideration”), if any, receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate

Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Any such payment of such amount of such Alternative Consideration shall be made in the same form of consideration (whether securities, cash or property) as is given to the holders of Common Stock in such Fundamental Transaction, and if multiple forms of consideration are given, the consideration shall be paid to the Holder in the same proportion as such consideration is paid to the holders of Common Stock. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent Fundamental Transaction.

d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 3, any calculation of the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall not include treasury shares, if any. Notwithstanding anything to the contrary in this Section 3, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided however, that any adjustments which by reason of the immediately preceding sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if Holder exercises this Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the shares of Common Stock and other capital stock of the Company in excess of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case the Company or the Warrant Agent shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.

e) Par Value. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock and in no event shall the par value of the Company’s Common Stock be increased from the par value in effect as of the date hereof.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or the Warrant Agent (or other designated agent), together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. Subject to and in accordance with Section 6 the Warrant Agency Agreement, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company or the Warrant Agent (or other designated agent), together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver (or cause the Warrant Agent to deliver) a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. This Warrant shall be issuable in book entry form (the “Book-Entry Warrant Certificate”) and shall initially be represented by one or more Book-Entry Warrant Certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Ownership of beneficial interests in this Warrant shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for each Book-Entry Warrant Certificate or (ii) institutions that have accounts with DTC (the “Warrant Register”). If DTC subsequently ceases to make its book-entry settlement system available for this Warrant, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that this Warrant is not eligible for, or it is no longer necessary to have this Warrant available in, book-entry form, the Warrant Agent shall provide written instructions to DTC to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall cause the Warrant Agent to deliver to the Holder a physical certificate in the form of this Warrant and the Company or the Warrant Agent shall, thereafter, register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company or the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver (or cause the Warrant Agent to deliver) a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitations on exercise contained herein). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

f) Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices.

i. Notice Procedures. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Warrant Agency Agreement.

ii. Adjustment to Exercise Price. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of Section 3, the Company shall (or cause the Warrant Agent to) promptly provide the Holder a notice setting forth the Exercise Price and number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

iii. Notice to Allow Exercise by the Holder. After the date hereof and on or prior to the Expiration Date, if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) [RESERVED]

o) Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or email within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or email (i) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (ii) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

p) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SUNESIS PHARMACEUTICALS, INC.

By:

Name:
Title:

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY,

LLC, as Warrant Agent

By:

Name:
Title:

NOTICE OF EXERCISE

TO: SUNESIS PHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of either:

[    ] lawful money of the United States; or

[    ] pursuant to the Cashless Exercise terms set forth in Section 2(b)

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [    ] all of or [    ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
.

Dated: ,

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.